Exhibit 10.82


                               INCENTIVE AGREEMENT

         This Incentive Agreement (this "Agreement") is effective November 12, 2002 ("Effective Date") by and between Headwaters Incorporated ("Headwaters") with its principal place of business in Draper, Utah and R Steve Creamer ("Creamer"), an individual residing in Salt Lake City, Utah.

         WHEREAS, Creamer is employed as an officer of ISG Resources, Inc. ("ISG"); and

         WHEREAS, On September 19, 2002 Headwaters acquired indirect ownership of ISG.

         WHEREAS, Headwaters desires to increase Creamer's incentive to assist with the execution of Headwaters' business at least through September 2004.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incentive Payment.

         a. Change in Control payment. If Headwaters is subject to a Change in Control as defined below, at the effective time of the Change of Control, Headwater shall pay Creamer $2.5 million. For purposes of this Agreement, "Change in Control" shall mean:

         (A) The consummation of a merger or consolidation of Headwaters with or into another entity or any other corporate reorganization, if persons who were not stockholders of Headwaters immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 80% or more of the voting power of the outstanding securities of each of (1) the continuing or surviving entity and (2) any direct or indirect parent corporation of such continuing or surviving entity;

         (B) The sale, transfer or other disposition of all or substantially all of Headwaters' assets; or

         (C) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Headwaters representing at least 80% of the total voting power represented by Headwaters' then outstanding voting securities. For purposes of this subsection (C), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan of Headwaters or of a parent or subsidiary of Headwaters and (2) a corporation owned directly or indirectly by the stockholders of Headwaters in substantially the same proportions as their ownership of the common stock of Headwaters.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Headwaters' incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Headwaters' securities immediately before such transaction.

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         b. Tenure payment. If (A) Creamer remains in the employment of ISG until September 30, 2004 with substantially the same level of responsibility held by Creamer to ISG as of the Effective Date; and (B) the average Nasdaq stock price for Headwaters stock for any calendar quarter between October 1, 2002 and September 30, 2004 is greater than $20 per share (a "Qualifying Quarter Price"), then Headwaters shall pay Creamer the product of (Y) $500,000 multiplied times (Z) the difference between the highest Qualifying Quarter Price and $20 per share. In no event shall the tenure payment exceed $2.5 million. Creamer shall not be entitled to a tenure payment in the event of a Change in Control.

2. Term.

         This Agreement shall terminate on the earlier of (a) a Change of Control, (b) September 30, 2004, and (c) Creamer's voluntary or involuntary end of employment with ISG.

HEADWATERS INCORPORATED                     R STEVE CREAMER


  /s/ Kirk A. Benson                        /s/ R Steve Creamer
----------------------------               ----------------------------
By:   Kirk A. Benson
Its:  CEO